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                                  Filed Pursuant to Rule 424(b)(3) and (c)
                                         Registration File No.: 333-06793




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                         PROSPECTUS SUPPLEMENT NO. 13
                             dated November 14, 1997
                      (To Prospectus dated July 18, 1996)

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                              SFX BROADCASTING, INC.

     This Prospectus Supplement supplements the Prospectus dated July 18, 1996 (the "Prospectus") by SFX Broadcasting, Inc. ("SFX") relating to the resale by certain securityholders of SFX of certain shares of Series D Cumulative Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock") of SFX, upon the terms and subject to the conditions set forth in the Prospectus.

     This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus.










         The date of this Prospectus Supplement is November 14, 1997

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November 14, 1997


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Prospectus Supplement No. 13 to Registration Statement on Form S-3
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     of SFX Broadcasting, Inc., a Delaware corporation
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     Commission File No. #333-06793
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Dear Sir/Madam:

On behalf of SFX Broadcasting, Inc., we hereby submit for filing pursuant to the Securities Act of 1933, as amended, Prospectus Supplement No. 13 to Registration Statement on Form S-3, Registration #333-06793. Please note that the Registration Statement was declared effective on July 19, 1996.

Please contact John J. Hentrich at (619) 235-7776 or the undersigned at
(619) 235-7778 if we can be of further assistance. Thank you for your attention to this matter.

Sincerely,

BAKER & MCKENZIE


Clark H. Libenson

Enclosures
cc:   John J. Hentrich, Esq. (w/encl.)





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     This Prospectus Supplement No. 13 dated November 14, 1997, hereby further amends the Prospectus dated July 18, 1996, Prospectus Supplement No. 1 dated October 1, 1996, Prospectus Supplement No. 2 dated October 18, 1996, Prospectus Supplement No. 3 dated November 7, 1996, Prospectus Supplement No. 4 dated November 22, 1996, Prospectus Supplement No. 5 dated December 17, 1996, Prospectus Supplement No. 6 dated January 27, 1997, Prospectus Supplement
No. 7 dated March 20, 1997, Prospectus Supplement No. 8 dated May 7, 1997, Prospectus Supplement No. 9 dated May 16, 1997, Prospectus Supplement No. 10 dated July 30, 1997, Prospectus Supplement No. 11 dated August 20, 1997 and Prospectus Supplement No. 12 dated October 20, 1997 as follows:

     The section of the Prospectus entitled "Selling Securityholders" is hereby amended by adding the following table:

                   BENEFICIAL OWNERSHIP                   BENEFICIAL OWNERSHIP
                    ON THE DATE HEREOF                         AFTER SALE*
                    ------------------                         ----------
                                             NUMBER OF
                   NUMBER OF    PERCENT OF   SHARES TO   NUMBER OF   PERCENT OF
    NAME            SHARES        CLASS      BE OFFERED   SHARES       CLASS
   -----            ------        -----      ----------   ------       ------

Goldman Sachs & Co.  2,000          **         2,000         0           **

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*   Assumes the sale of all shares of the Series D Preferred Stock being offered by the Registration Statement of which this Prospectus is a part.

**  Less than 1%.

     The Series D Preferred Stock is exchangeable for Exchange Notes and convertible into SFX Class A Common Stock as described in the Prospectus. The foregoing chart assumes no such conversion or exchange.

     No other change or amendment is made hereby.